Exhibit 99.1

            GameStop Corp. Comparable Store Sales Up 8.8%

            Third Quarter 2006 EPS at High End of Guidance

                    Strong Holiday Guidance Issued


    GRAPEVINE, Texas--(BUSINESS WIRE)--Nov. 21, 2006--GameStop Corp. (NYSE:GME)(NYSE:GME.B), the world's largest video game and entertainment software retailer, today reported sales and earnings for the third quarter ended October 28, 2006.

    GameStop sales increased 89% to $1,011.6 million in the third quarter of 2006, compared with $534.2 million in the prior year quarter. Comparable store sales increased 8.8% during the quarter, exceeding our previously indicated guidance. New video game software sales grew 14%, led by titles such as MADDEN NFL 2007 from Electronic Arts, SAINTS ROW by THQ, DEAD RISING by Capcom, and SPLINTER CELL:
DOUBLE AGENT by Ubisoft. In addition, hardware sales increased 69% over the prior year quarter, led by Microsoft's Xbox 360 and Nintendo's DS Lite.

    GameStop's net earnings for the third quarter of 2006 were $13.6 million. This includes merger-related expenses of $2.9 million ($1.8 million, net of tax benefits) and debt retirement costs related to the bond buy-back program of $3.4 million ($2.1 million, net of tax benefits). Diluted earnings per share were $0.17, including merger-related expenses and debt retirement costs of $0.05 per diluted share.

    "Not only did we have an excellent third quarter, but the sales during the period indicate that GameStop is building momentum heading into the holiday season," reported R. Richard Fontaine, Chairman and Chief Executive Officer of GameStop Corp. "Strong sales of Microsoft's Xbox 360, an unexpected resilient performance from Sony's PlayStation 2, and robust sales of Nintendo's DS Lite reflect a growing installed base of game customers measured by our 69% increase in hardware sales. We have a contemporary platform attracting core customers, a seven year-old platform attracting a value customer, hand-helds attracting a broader demographic gamer, and the latest revolutionary systems just coming to the market. Never before in video game history have we had so many outstanding consoles to energize the existing gamers, entice the upgrade customer, and attract new customers to gaming and GameStop."

    Guidance Update

    For the fourth quarter of fiscal 2006, comparable store sales are projected to range from +14.0% to +18.0%. Diluted earnings per share for the fourth quarter are expected to range from $1.53 to $1.59.

    Full year fiscal 2006 diluted earnings per share are now expected to range from $1.98 to $2.04. We continue to believe that full year fiscal 2006 comparable store sales will increase between 7.0% and 9.0%, and total sales will increase between 15.0% and 17.0%, both on a pro forma basis.

    Note that guidance includes projected stock-based compensation expenses of $0.17 per diluted share for fiscal 2006.

    In addition, guidance does not include merger costs related to the business combination, which were $0.05 per diluted share for fiscal 2006, nor debt retirement costs, which could range from $0.03 to $0.05 per diluted share for fiscal 2006.

    Third quarter fiscal 2005 pro forma statements of operations have been provided in Schedule III as if the acquisition of Electronics Boutique Holding Corp. took place at the beginning of fiscal 2005. In addition, the pro forma statements of operations include stock-based compensation expense as if SFAS No. 123(R) was implemented at the beginning of fiscal 2005.

    GameStop will report holiday sales on or about January 4, 2007.

    Conference Call and Webcast Information

    A conference call with GameStop Corp.'s management is scheduled for November 21, 2006 at 11:00 AM EST to discuss the third quarter sales and earnings results. The conference call will be simulcast on the Internet at (http://www.gamestop.com/investor-relations/). The conference call will be archived on the website until December 5, 2006.

    About GameStop Corp.

    Headquartered in Grapevine, TX, GameStop Corp. is the world's largest video game and entertainment software retailer. The company operates 4,633 retail stores across the United States and in fourteen countries worldwide. The company also owns two e-commerce sites, GameStop.com and EBgames.com, and Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for next generation video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestop.com/corporate.

    Safe Harbor

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the outlook for the fourth quarter of fiscal 2006 and beyond, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the cost savings and other synergies from the combination with Electronics Boutique may not be fully realized or may take longer to realize than expected; the inability to obtain sufficient quantities of product to meet consumer demand, including Sony's PlayStation 3 and Nintendo's Wii; the timing of release of video game titles for next generation consoles; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended January 28, 2006 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov.


                            GameStop Corp.
                       Statements of Operations
                (in thousands, except per share data)

                                                  13 weeks   13 weeks
                                                    ended      ended
                                                  Oct. 28,   Oct. 29,
                                                     2006       2005
                                                 ----------- ---------

Sales                                            $1,011,560  $534,212
Cost of sales                                       695,904   357,492
                                                 ----------- ---------

   Gross profit                                     315,656   176,720

Selling, general and administrative
    expenses                                        235,389   136,072
Depreciation and amortization                        27,281    19,224
Stock-based compensation                              5,156        --
Merger-related expenses                               2,890    11,329
                                                 ----------- ---------

Operating earnings                                   44,940    10,095

Interest expense, net                                19,648     6,430
Merger-related financing costs                           --     7,518
Debt extinguishment expense                           3,371        --
                                                 ----------- ---------

Earnings (loss) before income
     tax expense (benefit)                           21,921    (3,853)

Income tax expense (benefit)                          8,352    (1,393)
                                                 ----------- ---------

Net earnings (loss)                              $   13,569    (2,460)
                                                 =========== =========

Earnings (loss) per common share:
     Basic                                       $     0.18  $  (0.04)
     Diluted                                     $     0.17  $  (0.04)

Weighted average common shares
     outstanding:
     Basic                                           75,393    56,630
     Diluted                                         79,291    56,630



Percentage of Sales:
------------------------------------------------

Sales                                                 100.0%    100.0%
Cost of sales                                          68.8%     66.9%
                                                 ----------- ---------

Gross profit                                           31.2%     33.1%

SG&A expenses                                          23.3%     25.5%
Depreciation and amortization                           2.7%      3.6%
Stock-based compensation                                0.5%       --
Merger-related expenses                                 0.3%      2.1%
                                                 ----------- ---------

Operating earnings                                      4.4%      1.9%

Interest expense, net                                   1.9%      1.2%
Merger-related financing costs                           --       1.4%
Debt extinguishment expense                             0.3%       --
                                                 ----------- ---------

Earnings (loss) before income
     tax expense (benefit)                              2.2%    (0.7)%

Income tax expense (benefit)                            0.9%    (0.2)%
                                                 ----------- ---------

Net earnings (loss)                                     1.3%    (0.5)%
                                                 =========== =========


                            GameStop Corp.
                       Statements of Operations
                (in thousands, except per share data)

                                                39 weeks    39 weeks
                                                  ended       ended
                                                Oct. 28,    Oct. 29,
                                                   2006        2005
                                               ----------- -----------

Sales                                          $3,014,934  $1,424,869
Cost of sales                                   2,097,980     993,957
                                               ----------- -----------

   Gross profit                                   916,954     430,912

Selling, general and administrative
    expenses                                      706,110     339,369
Depreciation and amortization                      79,541      40,072
Stock-based compensation                           15,706          --
Merger-related expenses                             6,788      11,329
                                               ----------- -----------

Operating earnings                                108,809      40,142

Interest expense, net                              59,186       6,657
Merger-related financing costs                         --       7,518
Debt extinguishment expense                         3,562          --
                                               ----------- -----------

Earnings before income
     tax expense                                   46,061      25,967

Income tax expense                                 17,614      10,198
                                               ----------- -----------

Net earnings                                   $   28,447  $   15,769
                                               =========== ===========

Earnings per common share:
     Basic                                     $     0.38  $     0.30
     Diluted                                   $     0.36  $     0.27

Weighted average common shares
     outstanding:
     Basic                                         74,619      53,092
     Diluted                                       78,864      57,519



Percentage of Sales:
----------------------------------------------

Sales                                               100.0%      100.0%
Cost of sales                                        69.6%       69.8%
                                               ----------- -----------

Gross profit                                         30.4%       30.2%

SG&A expenses                                        23.4%       23.8%
Depreciation and amortization                         2.7%        2.8%
Stock-based compensation                              0.5%         --
Merger-related expenses                               0.2%        0.8%
                                               ----------- -----------

Operating earnings                                    3.6%        2.8%

Interest expense, net                                 2.0%        0.5%
Merger-related financing costs                         --         0.5%
Debt extinguishment expense                           0.1%         --
                                               ----------- -----------

Earnings before income
     tax expense                                      1.5%        1.8%

Income tax expense                                    0.6%        0.7%
                                               ----------- -----------

Net earnings                                          0.9%        1.1%
                                               =========== ===========


                            GameStop Corp.
                            Balance Sheets
                (in thousands, except per share data)

                                               October 28, October 29,
                                                    2006         2005
                                               ----------   ----------
ASSETS:
Current assets:
       Cash and cash equivalents              $  180,948   $   81,031
       Receivables, net                           32,841       34,662
       Merchandise inventories                   844,979      746,563
       Prepaid expenses and other current
        assets                                    33,346       35,953
       Prepaid taxes                              68,307       48,929
       Deferred taxes                             48,391       38,622
                                               ----------   ----------
              Total current assets             1,208,812      985,760
                                               ----------   ----------

Property and equipment:
       Land                                       10,106       10,008
       Buildings & leasehold improvements        291,692      252,243
       Fixtures and equipment                    394,712      325,387
                                               ----------   ----------
                                                 696,510      587,638
       Less accumulated depreciation and
        amortization                             257,981      162,141
                                               ----------   ----------
              Net property and equipment         438,529      425,497
                                               ----------   ----------

Goodwill, net                                  1,395,824    1,440,939
Assets to be disposed of                              --       19,190
Other noncurrent assets                           43,605       54,446
                                               ----------   ----------
              Total assets                    $3,086,770   $2,925,832
                                               ==========   ==========


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current
 liabilities:
       Accounts payable                       $  605,773      519,972
       Accrued liabilities                       308,125      297,799
       Note payable, current portion              12,240       12,936
                                               ----------   ----------
              Total current liabilities          926,138      830,707

Deferred taxes                                    11,300       69,491
Other long-term liabilities                       38,756       42,458
Notes payable, long-term portion                     412       22,171
Senior floating and fixed rate notes
 payable, net of discount                        876,592      941,557

                                               ----------   ----------
              Total liabilities                1,853,198    1,906,384
                                               ----------   ----------

Stockholders' equity:
       Preferred stock - authorized 5,000
        shares; no shares
        issued or outstanding                         --           --
       Class A common stock - $.001 par value;
        authorized 300,000 shares;
        45,908 and 42,404 shares issued and
        outstanding, respectively                     46           42
       Class B common stock - $.001 par value;
        authorized 100,000 shares;
        29,902 shares issued and outstanding          30           30
       Additional paid-in-capital              1,006,811      911,886
       Accumulated other comprehensive
        income                                     5,833          100
       Retained earnings                         220,852      107,390
                                               ----------   ----------
              Total stockholders' equity       1,233,572    1,019,448
                                               ----------   ----------
              Total liabilities and
               stockholders' equity           $3,086,770   $2,925,832
                                               ==========   ==========


                              Schedule I
                            GameStop Corp.
                              Sales Mix


                                     13 Weeks Ended    13 Weeks Ended
                                      Oct. 28, 2006     Oct. 29, 2005
                                    -----------------  ---------------
                                              Percent          Percent
                                     Sales      of     Sales     of
                                               Total            Total
                                    --------  -------  ------  -------
Sales (in millions):

New video game hardware            $  150.5     14.9% $ 48.4      9.0%
New video game software               401.8     39.7%  216.2     40.5%
Used video game products              295.4     29.2%  170.2     31.9%
Other                                 163.9     16.2%   99.4     18.6%

                                    --------  -------  ------  -------
     Total                         $1,011.6    100.0% $534.2    100.0%
                                    ========  =======  ======  =======



                             Schedule II
                            GameStop Corp.
                           Gross Profit Mix


                                     13 Weeks Ended    13 Weeks Ended
                                      Oct. 28, 2006     Oct. 29, 2005
                                    -----------------  ---------------
                                               Gross            Gross
                                    Gross     Profit   Gross   Profit
                                    Profit    Percent  Profit  Percent
                                    ------    -------  ------  -------

Gross Profit (in millions):

New video game hardware            $ 16.5       11.0% $  5.2     10.7%
New video game software              94.0       23.4%   53.8     24.9%
Used video game products            143.9       48.7%   77.2     45.4%
Other                                61.3       37.4%   40.5     40.7%

                                    ------             ------
     Total                         $315.7       31.2% $176.7     33.1%
                                    ======             ======


                             Schedule III
                            GAMESTOP CORP.
  UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (in thousands, except per share data)


                Historical
For the         GameStop      Historical
thirteen         Corp.        Electronics
weeks ended     October       Boutique                      GameStop
October 29,      29,          October 8,    Pro Forma         Corp
2005            2005 (a)      2005 (a)     Adjustments      Pro Forma
                ----------    -----------  -----------     -----------

Sales          $  534,212    $   350,691  $     --       $ 884,903

Cost of sales     357,492        248,738        --         606,230
                ----------    -----------  --------        --------
     Gross
      profit      176,720        101,953        --         278,673


Selling,
 general and
 administrative
 expenses         136,072         96,992        --         233,064
Depreciation
 and
 amortization      19,224          8,203    (4,271)(c)      23,156
Merger-related
 expenses          11,329             --   (11,329)(b)          --
Stock based
 compensation          --             --     2,798 (j)       2,798
                ----------    -----------  --------        --------
     Operating
      earnings
      (loss)       10,095         (3,242)   12,802          19,655

Interest
 expense, net       6,430           (335)   14,176 (d),(e)  20,271
Merger-related
 interest
 expense            7,518             --    (7,518)(b)          --
                ----------    -----------  --------        --------
     Earnings
      (loss)
      before
      income
      tax
      expense
      (benefit)    (3,853)        (2,907)    6,144            (616)

Income tax
 expense
 (benefit)         (1,393)        (1,057)    2,212 (f)        (238)
                ----------    -----------  --------        --------

     Net
      earnings
      (loss)   $   (2,460)   $    (1,850) $  3,932       $    (378)
                ==========    ===========  ========        ========


Net loss per
 common share-
 basic         $    (0.04)(h)$     (0.07)                $   (0.01)(i)
                ==========    ===========                  ========


Weighted
 average shares
 of common
 stock-basic       56,630         25,504    (9,943)(g)      72,191
                ==========    ===========  ========        ========

Net loss per
 common share-
 diluted       $    (0.04)(h)$     (0.07)                $   (0.01)(i)
                ==========    ===========                  ========


Weighted
 average shares
 of common
 stock-diluted     56,630         25,715   (10,154)(g),(k)  72,191
                ==========    ===========  ========        ========


                             Schedule III
                            GAMESTOP CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (in thousands, except per share data)

                Historical
For the         GameStop      Historical
thirty-nine      Corp.        Electronics
weeks ended     October       Boutique                     GameStop
October 29,      29,          October 8,   Pro Forma         Corp.
2005            2005 (a)      2005 (a)    Adjustments      Pro Forma
                ----------    ----------- -----------    -------------

Sales          $1,424,869    $ 1,302,107 $     --       $2,726,976

Cost of sales     993,957        935,175       --        1,929,132
                ----------    ----------- --------       ----------
     Gross
      profit      430,912        366,932       --          797,844


Selling, general
 and
 administrative
 expenses         339,369        331,424       --          670,793
Depreciation
 and
 amortization      40,072         30,573   (2,640)(c)       68,005
Merger-related
 expenses          11,329          2,900  (14,229)(b)           --
Stock based
 compensation          --             --    8,159 (j)        8,159
                ----------    ----------- --------       ----------
     Operating
      earnings     40,142          2,035    8,710           50,887

Interest
 expense, net       6,657         (1,927)  54,974 (d),(e)   59,704
Merger-related
 interest
 expense            7,518             --   (7,518)(b)           --
                ----------    ----------- --------       ----------
     Earnings
      (loss)
      before
      income tax
      expense
      (benefit)    25,967          3,962  (38,746)          (8,817)

Income tax
 expense
 (benefit)         10,198          1,415  (14,877)(f)       (3,264)
                ----------    ----------- --------       ----------

     Net
      earnings
      (loss)   $   15,769    $     2,547 $(23,869)      $   (5,553)
                ==========    =========== ========       ==========


Net earnings
 (loss) per
 common share-
 basic         $     0.30 (h)$      0.10                $    (0.08)(i)
                ==========    ===========                ==========


Weighted average
 shares of
 common stock-
 basic             53,092         25,098   (6,426)(g)       71,764
                ==========    =========== ========       ==========

Net earnings
 (loss) per
 common share-
 diluted       $     0.27 (h)$      0.10                $    (0.08)(i)
                ==========    ===========                ==========


Weighted average
 shares of
 common stock-
 diluted           57,519         25,420  (11,175)(g),(k)   71,764
                ==========    =========== ========       ==========

                            GAMESTOP CORP.

          NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

                        STATEMENT OF OPERATIONS

                 (In thousands, except per share data)

    (a) Certain reclassifications have been made to the historical presentation of GameStop and EB to conform to the presentation used in the unaudited pro forma condensed consolidated statement of operations.

    (b) To give effect to the exclusion of certain expenses of $11,329 and $14,229 for the 13 weeks and 39 weeks, respectively, ended October 29, 2005 and financing costs of $7,518 which are directly attributable to the merger and are believed to be of a one-time or short-term nature.

    (c) To give effect to the intangible asset amortization and depreciation on the property and equipment adjustment based on the preliminary allocation of the purchase price over estimated useful lives.

    (d) To give effect to the interest expense incurred related to the receipt of $941,472 resulting from issuance of $650,000 in senior notes, at an interest rate of 8.0% and $300,000 in senior floating rate notes at an interest rate of LIBOR plus 3.875%. The senior notes were issued at a discount of $8,528 and interest expense includes the amortization of this discount over seven years.

    (e) To give effect to the amortization of deferred financing fees relating to the $400 million revolving credit facility, the senior floating rate notes and the senior notes over five, six and seven years to match the terms, respectively.

    (f) Represents the aggregate pro forma effective income tax effect of Notes (b), (c), (d), (e) and (i) above.

    (g) The pro forma earnings per share have been adjusted to reflect the issuance of 20,229 shares of GameStop Class A common stock to EB common stockholders as if they were issued on January 30, 2005 and to reflect the elimination of the outstanding shares of Electronics Boutique.

    (h) The holders of Historical GameStop Class A and Class B common stock generally had identical rights, except that the holders of Historical GameStop Class A common stock were entitled to one vote per share and the holders of Historical GameStop Class B common stock were entitled to ten votes per share on all matters to be voted on by stockholders. Earnings per common share amounts represent per share amounts for both classes of common stock.

    (i) The holders of GameStop Class A and Class B common stock generally have identical rights, except that the holders of GameStop Class A common stock are entitled to one vote per share and the holders of GameStop Class B common stock are entitled to ten votes per share on all matters to be voted on by stockholders. Earnings per common share amounts represent per share amounts for both classes of common stock.

    (j) To give effect to the stock-based compensation expense as if SFAS 123(R) had been adopted as of January 30, 2005.

    (k) To remove the effect of securities that are anti-dilutive in nature due to the pro forma loss in the 13 weeks and 39 weeks ended October 29, 2005.


    CONTACT: GameStop Corp.
             Media Contact:
             Chris Olivera, 817-424-2130
             Divisional Vice President,
             Corporate Communications
             or
             Investor Contact:
             David W. Carlson, 817-424-2130
             Executive Vice President &
             Chief Financial Officer